As filed with the Securities and Exchange Commission on November 18, 2005
                                                    Registration No. 333-127649
===============================================================================


                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________

                         POST EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-3

                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                               __________________

                               KAMAN CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

          Connecticut                    5080                    06-0613548
(State or Other Jurisdiction      (Primary Standard           (I.R.S. Employer
     of Incorporation          Industrial Classification     Identification No.)
     or Organization)               Code Number)
                               ________________

                             1332 Blue Hills Avenue
                              Bloomfield, CT 06002
                                 (860) 243-7100

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                             Candace A. Clark, Esq.
                             Senior Vice President,
                            Chief Legal Officer and
                                   Secretary
                               Kaman Corporation
                             1332 Blue Hills Avenue
                              Bloomfield, CT 06002
                                 (860) 243-7100

           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                               __________________

                                   copies to:

                             Randall H. Doud, Esq.
                             Skadden, Arps, Slate,
                                   Meagher &
                                    Flom LLP
                               Four Times Square
                               New York, NY 10036
                                 (212) 735-3000


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                               __________________

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                               __________________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
The information in this proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
-------------------------------------------------------------------------------



        ________________________________________________________________

                                 PROSPECTUS FOR

                               KAMAN CORPORATION

                                1,830,057 SHARES

                    COMMON STOCK, PAR VALUE $1.00 PER SHARE

        ________________________________________________________________



         This prospectus relates to the sale by Selling Shareholders, including their respective transferees, donees, pledgees or successors of up to 1,830,057 shares of the Company's Common Stock that the Selling Shareholders acquired from the Company when the Company effected a recapitalization of its two classes of stock into one class of voting Common Stock, shares of which are being offered hereby. Pursuant to the recapitalization agreement entered into by the Company and members of the Kaman family, the Company agreed to register those shares of Common Stock received by members of the Kaman family in the recapitalization. Such members of the Kaman family are referred to herein as the "Selling Shareholders."

         The shares are being registered to permit the Selling Shareholders to sell the shares from time to time in the public market. The Selling Shareholders may sell the shares through ordinary brokerage transactions or through any other means described in the section entitled "Plan of Distribution." The Company does not know when or in what amounts a Selling Shareholder may offer shares for sale. The Selling Shareholders may sell any, all or none of the shares offered by this prospectus and they may also determine to sell their shares pursuant to different means.

         The Company's Common Stock is traded on The Nasdaq National Market under the symbol "KAMN." The last reported sale price of the Company's Common Stock as quoted on The Nasdaq National Market on November 17, 2005 was $18.22.

         SEE "CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS" BEGINNING ON PAGE i FOR A DISCUSSION OF RISKS YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMPANY'S COMMON STOCK.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.




               The date of this prospectus is November 18, 2005.

                               TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS..........................i
WHERE YOU CAN FIND MORE INFORMATION..........................................ii
INCORPORATION BY REFERENCE..................................................iii
PROSPECTUS SUMMARY............................................................1
The Company...................................................................1
The Recapitalization..........................................................1
Risk Factors..................................................................2
The Offering..................................................................2
USE OF PROCEEDS...............................................................3
SELLING SHAREHOLDERS..........................................................3
PLAN OF DISTRIBUTION..........................................................4
EXPERTS.......................................................................6

             CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company makes forward-looking statements in this prospectus and in other documents filed with the Securities and Exchange Commission (the "SEC") to which the Company refers you. These statements may include statements regarding the period following completion of the recapitalization. For each of these "forward-looking statements" the Company claims the protection of the safe harbor for "forward-looking statements" contained in the Private Securities Litigation Reform Act of 1995.

         This prospectus may contain forward-looking information relating to the Company's business and prospects, including the aerospace, industrial distribution and music businesses, operating cash flow, the benefits of the recapitalization transaction, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Those uncertainties include, but are not limited to: 1) the successful conclusion of competitions for government programs and thereafter contract negotiations with government authorities, both foreign and domestic;
2) political conditions in countries where the Company does or intends to do business; 3) standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; 4) economic and competitive conditions in markets served by the Company, particularly defense, commercial aviation, industrial production and consumer market for music products, as well as global economic conditions; 5) satisfactory completion of the Australian SH-2G(A)program, including successful completion and integration of the full ITAS software; 6) receipt and successful execution of production orders for the JPF U.S. government contract including the exercise of all contract options and receipt of orders from allied militaries, as both have been assumed in connection with goodwill impairment evaluations; 7) satisfactory resolution of the EODC/University of Arizona litigation; 8) achievement of enhanced business base in the Aerospace segment in order to better absorb overhead and general and administrative expenses, including successful execution of the contract with Sikorsky for the BLACK HAWK Helicopter program; 9) satisfactory results of negotiations with NAVAIR concerning the Company's leased facility in Bloomfield, Connecticut; 10) profitable integration of acquired businesses into the Company's operations;
11) changes in supplier sales or vendor incentive policies; 12) the effect of price increases or decreases; 13) pension plan assumptions and future contributions; 14) continued availability of raw materials in adequate supplies; 15) satisfactory resolution of the supplier switch and incorrect part issues at Dayron and the DCIS investigation; 16) cost growth in connection with potential environmental remediation activities related to the Bloomfield and Moosup facilities; 17) risks associated with the course of litigation; 18) changes in laws and regulations, taxes, interest rates, inflation rates, general business conditions and other factors; 19) the effects of currency exchange rates and foreign competition on future operations; and 20) other risks and uncertainties set forth in the Company's annual, quarterly and current reports, and proxy statements. Any forward-looking information provided in this prospectus should be considered with these factors in mind. The Company assumes no obligation to update any forward-looking statements contained in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, it files annual, quarterly, and current reports, proxy statements and other information with the SEC, although, prior to the completion of the recapitalization, the Company was not required to file proxy statements with the SEC. SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company maintains a website at http://www.kaman.com. The information contained in the Company's website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

         This is a post-effective amendment on Form S-3 to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), covering shares of the Company's Common Stock offered by this prospectus. This prospectus does not contain all the information in the registration statement. You will find more information about the Company and its Common Stock in the registration statement. In addition, certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. Any statements made in this prospectus concerning legal documents are not necessarily complete and you should read the documents, which are filed as exhibits to the registration statement or otherwise filed with the SEC.

                           INCORPORATION BY REFERENCE

         The SEC allows the Company to incorporate by reference the information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates important business and financial information about Kaman that is not included in this prospectus. This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

         -  annual report on Form 10-K for the year ended December 31, 2004;

         - quarterly reports on Form 10-Q for the quarterly periods ended April 1, 2005, July 1, 2005 and September 30, 2005;

         - current reports on Form 8-K filed on February 24, 2005, March 16, 2005, May 6, 2005, June 8, 2005, June 8, 2005, June 22, 2005, June
            24, 2005, June 29, 2005, July 1, 2005, July 6, 2005, July 22, 2005,
            July 29, 2005, August 3, 2005, August 8, 2005, August 16, 2005,
            September 2, 2005, September 21, 2005, September 26, 2005, September 29, 2005, October 11, 2005, October 28, 2005, October 31, 2005, November 3, 2005, November 4, 2005, November 10, 2005 and November 17, 2005;

         - the description of the Company's Common Stock, which is contained in its registration statement filed under the Exchange Act, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

         The Company is also incorporating by reference additional documents that the Company files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus until the earlier of (i) the date on which all of the shares held by the Selling Shareholders have been sold, (ii) one year from the date of the consummation of the recapitalization plus the length of any periods during which the Company suspends the effectiveness of the registration pursuant to the recapitalization agreement or (iii) the date on which the Selling Shareholders are entitled to sell their shares under Rule 144 under the Securities Act.

         You may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address and telephone number:

        Kaman Corporation
        1332 Blue Hills Avenue
        Bloomfield, CT 06002
        Attn:  Russell H. Jones
        Telephone:  (860) 243-6307


         Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                               PROSPECTUS SUMMARY

         The following information summarizes the detail information and financial statements incorporated by reference into this prospectus. The Company encourages you to read this entire prospectus and other documents referred to in this prospectus carefully. See "Where You Can Find More Information" beginning on page ii.

The Company

         The Company was founded in 1945 as a pioneering company in the helicopter industry. Today, the Company provides products and services through three business segments: Aerospace representing approximately 25% of 2004 annual sales, Industrial Distribution, representing approximately 59% of 2004 annual sales and Music representing approximately 16% of 2004 annual sales. The Aerospace segment produces aircraft structures and components for commercial and military aircraft, produces missile and bomb fuzing products for U.S. and allied militaries, markets and supports the SH-2G Super Seasprite maritime helicopter and K-MAX medium-to-heavy lift helicopter, and produces widely used proprietary aircraft bearings and components for commercial and military programs. The Industrial Distribution segment serves over 50,000 customers representing a highly diversified cross-section of North American industry, and is one of the nation's larger distributors of power transmission, motion control, material handling and electrical components and a wide range of bearings. The Music segment is the largest independent distributor of musical instruments and accessories, offering large chain and smaller local retailers more than 20,000 products for amateurs and professionals.

         The Company's principal executive offices are located at 1332 Blue Hills Avenue, Bloomfield, CT 06002. The telephone number at the Company's principal executive offices is (860) 243-7100.

The Recapitalization

         On November 3, 2005, the Company effected a recapitalization of the then existing two classes of common stock, Class A Nonvoting Common Stock, par value $1.00, and Class B Voting Common Stock, par value $1.00, into one class of voting Common Stock, par value $1.00, entitled to one vote per share. Pursuant to the recapitalization:

         o each share of Class A Nonvoting Common Stock was redesignated as one share of Common Stock; and

         o each share of Class B Voting Common Stock was reclassified and converted into 3.58 shares of Common Stock, or, at the election of the holder of Class B Voting Common Stock, 1.84 shares of Common Stock and an amount in cash equal to $27.10.

         Giving effect to the recapitalization, the Company has a single class of Common Stock, with each share entitled to one vote, shares of which are being offered by this prospectus. Immediately following the recapitalization, there were approximately 23.9 million shares of Common Stock outstanding. The shares of Common Stock are traded on The Nasdaq National Market under the symbol "KAMN."

         In connection with the recapitalization, the Company also amended its certificate of incorporation in order to enhance the ability of the board of directors to take actions in the longer term interests of the Company and its shareholders. Such amendments included:

         o dividing the Company's board of directors into three classes serving staggered terms;

         o the certificate of incorporation providing for a minimum of three and a maximum of 15 directors, with the actual number of directors established by the board of directors in accordance with the bylaws;

         o limiting the ability of shareholders to remove directors by requiring cause and the affirmative vote of a majority of the shares entitled to vote thereon; and

         o requiring a supermajority vote of the voting stock to amend, repeal or modify certain provisions of the certificate of incorporation and bylaws.

         In connection with the recapitalization, the Company also amended its bylaws to provide that:

         o the ability to call a special meeting of shareholders would be limited such that a special meeting of shareholders may only be called by (1) the president or by majority vote of the board of directors or (2) one or more shareholders holding in the aggregate at least 35% of the total number of shares entitled to vote on any issue proposed to be considered at such meeting; and

         o a shareholder's notice of board nominations or other business to be brought before an annual meeting of shareholders generally must be delivered not less than 75 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain certain required information.

Risk Factors

         Prospective purchasers of the Company's Common Stock should carefully consider the information set forth under the heading "Cautionary Note Regarding Forward Looking Statements," together with all other information in this prospectus including the information the Company is incorporating by reference, before making an investment in the Common Stock offered by this prospectus.

The Offering

Common Stock Offered by Selling Shareholders......  1,830,057 shares
Use of Proceeds...................................  The Company will not receive any proceeds from the sale
                                                    of shares by the Selling
                                                    Shareholders
NASDAQ Symbol.....................................  KAMN

                                USE OF PROCEEDS

         The Company will not receive any of the proceeds of sales by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         Under the agreement with members of the Kaman family and related entities (together, the "Kaman Family") providing for the Company's recapitalization, the Company agreed to provide registration rights to the Kaman Family, which are being implemented through this prospectus. The following table sets forth information regarding each Selling Shareholder - all of whom are members of the Kaman Family - and the number of shares of the Common Stock that he, she or it may offer under this prospectus, which, in each case, is the full number of shares of Common Stock shown as owned by such Selling Shareholder. References to the "Selling Shareholders" in this prospectus, refer to those persons listed in the table below, as well as their respective transferees, donees, pledgees or successors and others who hold any of the Selling Shareholders' interest. The shares of the Company's Common Stock offered by this prospectus were either issued or redesignated in connection with the Company's recapitalization.

         Information regarding the Selling Shareholders may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required. A Selling Shareholder may from time to time offer and sell any or all of its shares of Common Stock under this prospectus. Because a Selling Shareholder is not obligated to sell the shares of the Company's Common Stock held by him, her or it, the Company cannot estimate the number of shares of the Company's Common Stock that a Selling Shareholder will beneficially own after this offering. Beneficial ownership percentage information is based upon 23,899,236 shares of Common Stock outstanding as of November 17, 2005.

         Prior to the recapitalization, the members of Kaman family and affiliated entities set forth in the table below held 82.6% of the outstanding shares of Class B Voting Common Stock, which meant that they had effective voting control of the Company as, prior to the recapitalization, shares of Class A Nonvoting Common Stock were not permitted to vote except in limited circumstances. C. William Kaman II is a director of the Company.

Name                                       Number of Shares of Common Stock      Percentage Beneficially held
                                             Owned Prior to this Offering           prior to this Offering

Charles H. Kaman.......................                887,781                            3.71

C. William Kaman II*....................               319,862                            1.34

Cathleen H. Kaman**.....................                73,879                              +

Steven W. Kaman***......................                28,721                              +

Roberta C. Kaman........................                26,680                              +

Newgate Associates Limited Partnership,
John C. Yavis, Jr. as Custodian.........               344,284                            1.44

Oldgate Limited Partnership, C. William
Kaman II as General Partner.............               148,850                              +

Total...................................              1,830,057                           7.66

+ Indicates less than one percent.
* Includes 101,469 shares of Common Stock held by C. William Kaman II in his capacity as trustee of various trusts established for the benefit of his children.
** Includes 25,935 shares of Common Stock held by Cathleen H. Kaman in her capacity as trustee for the Cathleen H. Kaman Trust, dated August 16, 1990 and 47,944 shares of Common Stock held by Cathleen H. Kaman in her capacity as trustee for the Cathleen H. Kaman Trust, dated July 27, 1999.
*** Includes 4,151 shares of Common Stock held by Steven W. Kaman in his capacity as trustee for the Steven W. Kaman Trust, dated October 30, 2000.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders, or their transferees, donees, pledgees or successors selling shares received from a named Selling Shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be Selling Shareholders), may sell the shares of Common Stock from time to time on any stock exchange or automated interdealer quotation system on which the Common Stock is listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may sell the shares of Common Stock by one or more of the following methods, without limitation:

         o block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of any stock exchange on which the Common Stock is listed;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o    privately negotiated transactions;

         o    short sales;

         o through the writing of options on the shares, whether or not the options are listed on an options exchange;

         o through the distribution of the shares by any Selling Shareholder to its partners, members or shareholders;

         o one or more underwritten offerings on a firm commitment or best efforts basis; and

         o    any combination of any of these methods of sale.

         The Selling Shareholder may also transfer the shares by gift.

         The Company does not know of any arrangements by the Selling Shareholders for the sale of any of the shares.

         The Selling Shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Shareholder. Broker-dealers may agree with a Selling Shareholder to sell a specified number of the shares at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for a Selling Shareholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers that acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The Selling Shareholders may also sell the shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

         From time to time, one or more of the Selling Shareholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Shareholders. The number of a Selling Shareholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the Selling Shareholder's shares will otherwise remain unchanged. In addition, a Selling Shareholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

         To the extent required under the Securities Act, the aggregate amount of Selling Shareholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Shareholder and/or purchasers of Selling Shareholders' shares of Common Stock, for whom they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

         The Selling Shareholders and any underwriters, broker, dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions. A Selling Shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the Selling Shareholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A Selling Shareholder may enter into option or other transactions with one or more broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. A Selling Shareholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

         The Selling Shareholder and other persons participating in the sale or distribution of the shares will be subject to applicable provisions on the Exchange Act, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the Selling Shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under the recapitalization agreement, the Company agreed to register the shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the date on which all of the shares held by the Selling Shareholders have been sold, (ii) one year from the date of the consummation of the recapitalization plus the length of any periods during which the Company suspends the effectiveness of the registration pursuant to the recapitalization agreement or (iii) the date on which the Selling Shareholders are entitled to sell their shares under Rule 144 under the Securities Act.

         The Company will not receive any proceeds from sales of any shares by the Selling Shareholders. The Company can not assure you that the Selling Shareholders will sell all or any portion of the shares offered hereby.

         The Company may suspend the use of this prospectus by the Selling Shareholder under certain circumstances.

         Any Common Stock sold by a Selling Shareholder pursuant to a prospectus supplement will be listed on The Nasdaq National Market.

                                    EXPERTS

         The consolidated financial statements and schedules of Kaman Corporation as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over its financial reporting as of December 31, 2004 have been incorporated into this prospectus in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon their authority as experts in accounting and auditing.

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid in connection with the sale of Common Stock being registered, all of which are being paid by the registrant. All amounts are estimates

         SEC Registration Fee.............................     N/A

         Accounting fees and expenses.....................     $3,000

         Legal fees and expenses..........................     $35,000

         Printing fees....................................     $0

         Miscellaneous....................................     $0

         Total............................................     $38,000


Item 15. Indemnification of Directors and Officers

         Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act, or the CBCA, provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and
(ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA.

         Subsection (b) of Section 33-771 of the CBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation.

         Subsection (c) of Section 33-771 of the CBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA.

         Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under
Section 33-771(a) of the CBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

         Section 33-772 of the CBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding.

         Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

         Article SEVENTH of the Company's certificate of incorporation provides that it will indemnify each director and officer of the Company against expenses reasonably incurred by him or her in connection with any action, suit or proceeding instituted or threatened to which he or she may be made a party by reason of being or having been a director or officer of the Company, except as to matters as to which he or she shall be adjudged in such action, suit or proceeding to have been neglectful of his or her duty as such director or officer. The right of indemnification conferred upon our directors and officers by Article SEVENTH of the Company's certificate of incorporation is not exclusive of other rights to indemnification to which the Company's directors and officers may be entitled.

         In addition, the Company maintains a directors' and officers' liability insurance policy.

         The Company has also entered into indemnification agreements with certain officers and directors, including a former director, of the Company in connection with the recapitalization and has agreed in the recapitalization agreement to indemnify the members if the Kaman family for certain matters.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

         (a)    Exhibits -- See Exhibit Index on page II-3.

Item 17. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                 EXHIBIT INDEX



      Exhibit
         No.
     ----------

     23.1*    Consent of KPMG LLP.

     24.1** Power of Attorney (included in signature page to this registration statement).

*    Filed herewith

** Previously filed as exhibit 24.1 to the Company's Registration Statement on Form S-4 filed with the Securities Exchange Commission on August 18, 2005.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield, State of Connecticut, on the 18th day of November, 2005.


                                              KAMAN CORPORATION


                                              By:  /s/ Paul R. Kuhn
                                                  ------------------------------
                                                  Name:  Paul R. Kuhn
                                                  Title: President, Chairman and
                                                         Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Paul R. Kuhn
-----------------------------------------
Name:    Paul R. Kuhn
Title:   President, Chairman and
         Chief Executive Officer
Date:    November 18, 2005


/s/ Robert M. Garneau
-----------------------------------------
Name:    Robert M. Garneau
Title:   Executive Vice President, Chief Financial Officer
         and Chief Accounting Officer
Date:    November 18, 2005


* /s/    Brian E. Barents
-----------------------------------------
Name:    Brian E. Barents
Title:   Director
Date:    November 18, 2005


* /s/    E. Reeves Callaway III
-----------------------------------------
Name:    E. Reeves Callaway III
Title:   Director
Date:    November 18, 2005


* /s/    John A. DiBiaggio
-----------------------------------------
Name:    John A. DiBiaggio
Title:   Director
Date:    November 18, 2005


* /s/    Edwin A. Huston
-----------------------------------------
Name:    Edwin A. Huston
Title:   Director
Date:    November 18, 2005

-----------------------------------------
Name:    C. William Kaman II
Title:   Director
Date:    November __, 2005


* /s/    Eileen S. Kraus
-----------------------------------------
Name:    Eileen S. Kraus
Title:   Director
Date:    November 18, 2005


* /s/    Walter H. Monteith, Jr.
-----------------------------------------
Name:    Walter H. Monteith, Jr.
Title:   Director
Date:    November 18, 2005


* /s/    Wanda L. Rogers
-----------------------------------------
Name:    Wanda L. Rogers
Title:   Director
Date:    November 18, 2005


* /s/    Richard J. Swift
-----------------------------------------
Name:    Richard J. Swift
Title:   Director
Date:    November 18, 2005



*By  /s/ Robert M. Garneau
    ------------------------------------
       Robert M. Garneau
       Attorney-in-Fact



                                      II-5